Exhibit 10.32

AMENDMENT TO OFFER LETTER

This Agreement is entered into effective as of this 29`h day of July, 2012 between Rene J. Robichaud, an individual ("Robichaud"), and Layne Christensen Company, a Delaware corporation ("Layne").

RECITALS

A.            Layne and Robichaud entered into that certain letter agreement dated July 29, 2011 (the "Offer Letter"); and

B.            Layne and Robichaud desire to amend the Offer Letter as provided herein.

NOW, THEREFORE, in consideration of the mutual consideration set forth in this Agreement, Layne and Robichaud agree as follows:

1.            Relocation.  Notwithstanding anything to the contrary in the Offer Letter, the Company will, for a reasonable period of time as determined by the Company in its sole discretion, continue to reimburse Robichaud for reasonable temporary housing expenses incurred before Robichaud is able to secure permanent housing in the Kansas City area.

2.            Other Terms.  Except as modified herein, all other terms and conditions of the Offer Letter shall remain unmodified and in full force and effect.

The parties have executed this Amendment effective as of the date indicated above.

LAYNE CHRISTENSEN COMPANY

By:	/s/ Jerry W. Fanska	/s/ Rene J. Robichaud
	Jerry W. Fanska, Sr. VP - Finance	Rene J. Robichaud